EXHIBIT 10.3

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this "Second Amendment") is executed and agreed to by and between Carriage Services, Inc., a Delaware corporation (the "Company"), and Carlos Quezada ("Executive"), effective as of September 30, 2022 (the "Amendment Effective Date").

WHEREAS, Executive and the Company entered into an Employment Agreement dated June 25, 2020, along with a First Amendment to the Employment Agreement dated June 1, 2021 (collectively, the "Employment Agreement"); and

WHEREAS, Executive and the Company desire Executive's continued employment with the Company under certain amended terms and conditions as set forth herein; and

WHEREAS, the parties now desire to further amend the Employment Agreement accordingly.

NOW, THEREFORE, in consideration of the premises above, as well as consideration to be granted by the Company to the Executive in the following form, the parties hereto agree as follows:

1. Section 1 of the Employment Agreement is hereby amended by replacing "Executive Vice President and Chief Operating Officer" with "President and Chief Operating Officer" where such figure appears in Section 1.

2. Section 2(a) of the Employment Agreement is hereby amended by replacing "Four Hundred Thousand Dollars ($400,000)" with "Six Hundred Thousand Dollars ($600,000)" where such figure appears in Section 2(a).

3. Section 2(b) of the Employment Agreement is hereby amended by replacing "75%" with "100%" where such figure appears in Section 2(b).

4. Section 4(a) of the Employment Agreement is hereby amended by deleting this section in its entirety and replacing it with the following language:

> "(a) ***Term.*** Executive's term of Employment with the Company under this Agreement shall be for the period from the Effective Date through the date that is six (6) years from the Effective date (the 'Initial Term').
>
> On the sixth (6th) anniversary of the Effective Date, and on each subsequent anniversary thereafter, this Agreement shall automatically renew and extend for a period of 12 months (each such 12-month period being a "Renewal Term"), unless written notice of non-renewal is delivered from either Party to the other not less than sixty (60) days prior to the expiration of the then-existing Initial Term or Renewal Term, as applicable. Notwithstanding the foregoing, Executive's Employment pursuant to this

Agreement may be terminated prior to the expiration of the then-existing Initial Term or Renewal Term in accordance with this Agreement.

The period from the Effective Date through the Executive's Termination Date (for whatever reason) shall be referred to herein as the '<u>Employment Period</u>.'"

5. Except as otherwise provided herein, all other provisions of the Employment Agreement shall remain in effect.

6. This Second Amendment and the Employment Agreement (other than as amended above) constitute the entire agreement between the parties on the subject of Executive's employment with the Company.

7. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of laws principles thereof.

8. This Second Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amendment as of the date set forth above.

COMPANY:
Carriage Services, Inc.

By: Melvin C. Payne
Chairman of the Board and Chief Executive Officer

EXECUTIVE:
Carlos Quezada